As filed with the Securities and Exchange Commission on May 5, 2006.     Registration No. 333-02374

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana
(State or other jurisdiction of	72-0693290
incorporation or organization)	(I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises, Inc. 1991 Incentive Compensation Plan
Stewart Enterprises, Inc. 1995 Incentive Compensation Plan
Stewart Enterprises, Inc. Directors’ Stock Option Plan
(Full title of the plans)
Kennneth C. Budde
Chief Executive Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, No. 333-02374, is filed solely to include the Consent of the Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP, as Exhibit 23. Except as described herein, no other changes have been made to the Registration Statement on Form S-8.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on May 5, 2006.

STEWART ENTERPRISES, INC.

By:	/s/ Kenneth C. Budde

Kenneth C. Budde
President, Chief Executive Officer and Director
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth C. Budde and Michael G. Hymel, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8. No. 02374, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John P. Laborde John P. Laborde	Chairman of the Board	May 2, 2006

/s/ Kenneth C. Budde Kenneth C. Budde (Principal Executive Officer)	President, Chief Executive Officer and a Director	May 5, 2006

/s/ Thomas M. Kitchen Thomas M. Kitchen (Principal Executive Officer)	Executive Vice President, Chief Financial Officer and a Director	May 5, 2006

/s/ Michael G. Hymel Michael G. Hymel (Principal Accounting Officer)	Vice President, Corporate Controller and Chief Accounting Officer	May 5, 2006

/s/ Frank B. Stewart, Jr. Frank B. Stewart, Jr.	Director	May 5, 2006
Alden J. McDonald, Jr.	Director	___, 2006

/s/ James W. McFarland James W. McFarland	Director	May 5, 2006

John C. McNamara	Director	___, 2006

/s/ Michael O. Read Michael O. Read	Director	May 5, 2006

Ashton J. Ryan, Jr.	Director	___, 2006

/s/ Ronald H. Patron	Director	May 5, 2006
Ronald H. Patron

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Exhibit Index
Exhibit 23     Consent Of Registered Public Accounting Firm

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